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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements of Cox Communications, Inc. ("Cox") No. 333-03766, 333-54450, 333-54450-01,
333-59150, 333-65102, 333-65102-01 on Form S-3 and No. 33-80993, 33-80995,
33-91506, 333-44399, 333-43764, 333-85055, 333-43738 on Form S-8 (collectively referred to as the "Registration Statements"), of our report dated March 31, 2003, relating to the consolidated financial statements of Cox as of and for the year ended December 31, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142 and SFAS No. 133, as amended) appearing in the Annual Report on Form 10-K of Cox for the year ended December 31, 2002, and to the references to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.


/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 31, 2003